UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2013

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 9, 2013, NGL Energy Partners LP (the “Partnership”), NGL Energy Holdings LLC, the general partner of the Partnership (the “General Partner”), and certain of the Partnership’s subsidiaries (together with the Partnership and the General Partner, the “Partnership Entities”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., as representative of the several underwriters (the “Underwriters”) named therein, pursuant to which the Partnership agreed to sell to the Underwriters 10,350,000 common units (the “Units”) representing limited partner interests in the Partnership (including 1,350,000 Units pursuant to Underwriters’ option to purchase additional Units, which was exercised in full on July 11, 2013) at a price to the public of $29.00 per Unit (or $27.84 per Unit, net of underwriting discounts and commissions in the amount of $1.16 per Unit).  The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-189842) of the Partnership and the base prospectus, dated July 8, 2013, included therein, as supplemented by the prospectus supplement, dated July 9, 2013, relating to the Units, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) of the Securities Act on July 10, 2013. Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership Entities, and customary conditions to closing, indemnification obligations of the Partnership Entities and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

The offering closed on July 15, 2013.  The Partnership received net proceeds from the offering of approximately $287.5 million, including the net proceeds from the Underwriters’ exercise of the option to purchase additional Units.   As described in the prospectus supplement, the Partnership intends to use the net proceeds from the offering to repay indebtedness and for general partnership purposes, including capital expenditures and potential acquisitions.

The Underwriters may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of business. Affiliates of certain of the Underwriters are lenders under the Partnership’s revolving credit facility and, accordingly, will receive a portion of the net proceeds from this offering.

Item 8.01.  Other Events

On July 9, 2013, the Partnership issued a press release announcing that it had priced the offering of the Units. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On July 11, 2013, the Partnership issued a press release announcing that the Underwriters had exercised in full their option to purchase an additional 1,350,000 Units from the Partnership.  A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated as of July 9, 2013 by and among the Partnership Entities and Deutsche Bank Securities Inc., as representative of the several underwriters named therein

5.1	Opinion of Winston & Strawn LLP regarding legality of the Units

8.1	Opinion of Winston & Strawn LLP relating to tax matters

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Winston & Strawn LLP (included in Exhibit 8.1 hereto)

99.1	Press release dated July 9, 2013.

99.2	Press release dated July 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC, its general partner

Date: July 15, 2013		By:	/s/ Atanas H. Atanasov
Atanas H. Atanasov Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated as of July 9, 2013 by and among the Partnership Entities and Deutsche Bank Securities Inc., as representative of the several underwriters named therein

5.1	Opinion of Winston & Strawn LLP regarding legality of the Units

8.1	Opinion of Winston & Strawn LLP relating to tax matters

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Winston & Strawn LLP (included in Exhibit 8.1 hereto)

99.1	Press release dated July 9, 2013

99.2	Press release dated July 11, 2013